Exhibit 10.10

NINE ENERGY SERVICE, INC.

2011 STOCK INCENTIVE PLAN

As Amended and Restated Effective February 28, 2017

I.    PURPOSE OF THE PLAN

The purpose of the NINE ENERGY SERVICE, INC. 2011 STOCK INCENTIVE PLAN (as it may be amended, restated or otherwise modified from time to time, the “Plan”) is to provide a means through which NINE ENERGY SERVICE, INC., a Delaware corporation (the “Company”), and its Affiliates may attract and retain able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain employed by, or continue providing services to, the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Restricted Stock Unit Awards, Bonus Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.

The Plan as set forth herein constitutes an amendment and restatement of the Nine Energy Services, Inc. 2011 Stock Incentive Plan (the “Prior Plan”). Except as provided in the following sentence, the Plan as set forth herein shall supersede and replace in its entirety the Prior Plan. Notwithstanding any provision herein to the contrary, each Award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such Award under the Prior Plan as in effect immediately prior to the Effective Date, except that any such Award that is an Option or a Stock Appreciation Right shall also be subject to the provisions of Paragraph VII(g) of the Plan as set forth herein.

II.    DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)    “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)    “ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor accounting standard.

(c)    “Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Restricted Stock Unit Award, Bonus Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award or Substitute Award, together with any other right or interest granted under the Plan.

(d)    “Award Agreement” means a written or electronic agreement (including any employment, severance or change in control agreement) or other instrument or document evidencing an Award, which agreement, instrument or document may, but need not be, executed or acknowledged by a Participant.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Bonus Stock Award” means an Award granted under Paragraph XI of the Plan.

(g)    “Cash Award” means an Award denominated in cash granted under Paragraph XIV.

(h)     “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(i)    “Committee” means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

(j)    “Common Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XVI.

(k)    “Company” is defined in Paragraph I.

(l)    “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(m)    “Corporate Change” is defined in Paragraph XVI(c).

(n)    “Director” means an individual who is a member of the Board or, where the context of the Plan so permits, a member of the board of directors (or any analogous governing body) of an Affiliate of the Company.

(o)    “Dividend Equivalent” means a right, granted under Paragraph XII, to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.

(p)    “Effective Date” means February 3, 2017.

(q)    “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(r)    “Equity Restructuring Event” means an “equity restructuring” pursuant to ASC Topic 718.

(s)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)    “Fair Market Value” means, as of any specified date, the closing price of the Common Stock, if the Common Stock is listed on a national stock exchange registered under section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no closing price is reported on that date, on the last preceding date on which such closing price of the Common Stock is so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code. Notwithstanding the foregoing, the Fair Market Value on the date of an initial public offering of Common Stock shall be the offering price under such initial public offering.

(u)    “Forfeiture Restrictions” is defined in Paragraph VIII(a).

(v)    “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(w)     “Option” means an Award granted under Paragraph VII and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(x)    “Option Agreement” means an Award Agreement between the Company and a Participant with respect to an Option.

(y)    “Other Stock-Based Award” means an Award granted under Paragraph XIII.

(z)    “Participant” means an employee, Consultant, or Director who has been granted an Award.

(aa)    “Performance Award” means an Award granted under Paragraph IX of the Plan.

(bb)    “Performance Award Agreement” means an Award Agreement between the Company and a Participant with respect to a Performance Award.

(cc)    “Performance Measure” means one or more performance measures established by the Committee that are based on (i) the price of a share of Common Stock, (ii) earnings per share, (iii) market share, (iv) revenues or sales, (v) operating income or operating income margin, (vi) net income or net income margin (before or after taxes), (vii) cash flow, cash flow from operations or return on investment, (viii) earnings or earnings margin before or after interest, taxes, depreciation, amortization, exploration and/or abandonment costs, (ix) economic value added, (x) return on capital, assets, net assets or equity, (xi) debt level or debt reduction, (xii) cost reduction targets, (xiii) total stockholders’ return, (xiv) capital expenditures, (xv) general and administrative expenses, (xvi) net asset value, (xvii) operating costs, (xviii) safety performance or incident rate or (xix) any combination of the foregoing. The performance measures described in the preceding sentence may be absolute, relative to one or more other companies, relative to one or more indexes, or measured by reference to the Company alone, one or more business units or Affiliates of the Company alone, or the Company together with one or more of its business units or Affiliates. In addition, subject to any limitations under section 162(m) of the Code, such performance measures may be subject to adjustment by the Committee for changes in accounting principles, to satisfy regulatory requirements or for other specified extraordinary, unusual or infrequent items or events. The grant, vesting, exercise and/or settlement of Performance Awards may also be contingent upon one or more operational performance measures established by the Committee; provided, however, that with respect to Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code, such operational performance measures shall be approved by the stockholders of the Company to the extent required to comply with the performance-based compensation requirements under section 162(m) of the Code.

(dd)    “Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

(ee)    “Plan” is defined in Paragraph I.

(ff)    “Prior Plan” is defined in Paragraph I.

(gg)     “Restricted Stock Agreement” means an Award Agreement between the Company and a Participant with respect to a Restricted Stock Award.

(hh)    “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.

(ii)    “Restricted Stock Unit Award” means an Award granted under Paragraph X of the Plan.

(jj)    “Restricted Stock Unit Award Agreement” means an Award Agreement between the Company and a Participant with respect to a Restricted Stock Unit Award.

(kk)    “Rule 16b-3” means Securities Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(ll)    “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor. The Committee shall retain final authority to determine whether a Participant shall be permitted, and to approve an election by a Participant, to receive cash in full or partial settlement of a Stock Appreciation Right.

(mm)    “Stockholders Agreement” means that certain Stockholders Agreement as in effect on the Effective Date, as the same may be amended or restated from time to time.

(nn)     “Substitute Award” means an Award granted under Paragraph XV.

(oo)    “Transition Period” means the maximum amount of time permitted for transition relief under Treasury Regulation § 1.162-27(f)(2).

III.    EFFECTIVE DATE AND DURATION OF THE PLAN

This amendment and restatement of the Plan shall become effective upon the Effective Date, provided this amendment and restatement is approved by the stockholders of the Company on such date or within 12 months before or after such date in a manner that satisfies the requirements of section 422 of the Code and the regulations thereunder. If this amendment and restatement is not so approved by the stockholders, then this amendment and restatement shall be void ab initio, and the Prior Plan shall continue in effect as if this amendment and restatement had not occurred, and any awards previously granted under the Prior Plan shall continue in effect under the terms of the grant; provided, further, that thereafter awards may continue to be granted pursuant to the terms of the Prior Plan (as the same may thereafter be amended). No further Awards may be granted under the Plan after 10 years from the Effective Date. The Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Restricted Stock Unit Awards, Bonus Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards and Substitute Awards have been satisfied or expired.

IV.    ADMINISTRATION

(a)    Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board. In the absence of the Board’s appointment of a committee to administer the Plan, the Board shall serve as the Committee. Notwithstanding the foregoing, from and after the date upon which the Company becomes a “publicly held corporation” (as defined in section 162(m) of the Code and applicable interpretative authority thereunder), the Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3).

(b)    Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares of Common Stock to be subject to each Option, Stock Appreciation Right, Restricted Stock Award, Bonus Stock Award or Dividend Equivalent, and the number of shares of Common Stock to be subject to or the value of each Performance Award, Restricted Stock Unit Award, Other Stock-Based Award, Cash Award or Substitute Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c)    Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe, amend, suspend or waive rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Committee on the matters referred to in this Paragraph IV and in construing the provisions of the Plan shall be conclusive.

(d)    Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not then subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a member of the Board, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V.    SHARES SUBJECT TO THE PLAN; AWARD LIMITS;

GRANT OF AWARDS

(a)    Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XVI with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, from and after the Effective Date shall not exceed the sum of (i) 12% of the number of shares of Common Stock (inclusive of the shares subject to the stock options and subject to risk of forfeiture under the restricted stock awards granted under the Prior Plan that are outstanding as of the Effective Date) and (ii) 12% of any additional shares of Common Stock sold by the Company in any underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, that occurs following the Effective Date. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. Beginning immediately following the expiration of the Transition Period, notwithstanding any provision in the Plan to the contrary, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted under the Plan to any one individual during any 12-month period may not exceed 50% of the aggregate maximum number of shares of Common Stock that may be issued under the Plan (subject to adjustment from time to time in accordance with the provisions of the Plan) and (ii) the maximum amount of compensation that may be paid under all Performance Awards that are not denominated in shares of Common Stock (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any 12-month period may not exceed $20,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. From and after the date upon which the Company becomes a “publicly held corporation” (as defined in section 162(m) of the Code and the applicable interpretative authority thereunder), the limitations set forth in clauses (i) and (ii) of the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards granted to employees that are canceled or repriced.

(b)    Grant of Awards. The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan. For the avoidance of doubt, the Committee shall have the exclusive authority and sole discretion to determine the types of Awards granted to such employees, Consultants, or Directors and in no event shall such employees, Consultants, or Directors be permitted at any time to elect the types of Awards granted to them under the Plan.

(c)    Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares that remain unissued and that are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company’s stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Award.

VI.    ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, a Restricted Stock Unit Award, a Bonus Stock Award, Dividend Equivalents, an Other Stock-Based Award, a Cash Award, a Substitute Award or any combination thereof.

VII.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

(a)    Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b)    Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)    Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any “parent corporation” or “subsidiary corporation” (as such terms are defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations, within the meaning of section 424 of the Code, exceeds $100,000 or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time, such Incentive Stock Options shall be treated as Options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d)    Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship or (iii) membership on the Board or the board of directors (or analogous governing body) of an Affiliate of the Company, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price; provided, however, that such payment, in whole or in part, by the delivery of shares of Common Stock shall not be permitted with respect to an Option that is granted or held by a Participant who is resident in Canada for purposes of the Income Tax Act (Canada). Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the exercise price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. The Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable), provided that, except as otherwise provided in the Plan or the applicable Option Agreement, any such amendment shall not materially reduce the rights of a Participant without the consent of such Participant.

(e)    Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to the special limitations on Incentive Stock Options set forth in Paragraph VII(c) and to adjustment as provided in Paragraph XVI, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted except as otherwise provided in Paragraph XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(f)    Stock Appreciation Rights. A Stock Appreciation Right may be granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the Stock Appreciation Right shall be (i) determined by the Committee but, subject to adjustment as provided in Paragraph XVI, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted, and (ii) subject to the restrictions on repricings described in Paragraph VII(g) in the same manner as applies to Options.

(g)    Restrictions on Repricing of Options and Stock Appreciation Rights. Subject to the provisions of Paragraph XVI, the terms of outstanding Option Agreements may not be amended without the approval of the stockholders of the Company so as to (i) reduce the option price of any outstanding Options or Stock Appreciation Rights, (ii)

grant a new Option, Stock Appreciation Right or other Award in substitution for, or upon the cancellation of, any previously granted Option or Stock Appreciation Right that has the effect of reducing the exercise price thereof, (iii) exchange any Option or Stock Appreciation Right for shares of Common Stock, cash or other consideration when the exercise price per share of Common Stock under such Option or Stock Appreciation Right exceeds the Fair Market Value of the underlying shares, or (iv) if the Common Stock is listed on any national securities exchange, take any other action that would be considered a “repricing” of an Option or Stock Appreciation Right under the listing standards or other rules of such national securities exchange on which the Common Stock is listed.    Subject to Paragraph XVI and the last sentence of Paragraph VII(d), the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Option Agreement to increase the per share exercise price of any outstanding Options or Stock Appreciation Rights or to cancel and replace any outstanding Options or Stock Appreciation Rights with the grant of Options or Stock Appreciation Rights having a per share exercise price that is equal to or greater than the per share exercise price of the original Award.

(h)    Restrictions on Repricing of Options. Except as provided in Paragraph XII, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

(i)    Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which shares of stock have been delivered to the Participant.

(j)    Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII.    RESTRICTED STOCK AWARDS

(a)    Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on transferability by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more Performance Measures, (ii) the Participant’s continued employment with the Company or one of its Affiliates or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)    Other Terms and Conditions. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of or encumber the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall result in a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares. At the time a Restricted Stock Award is granted, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c)    Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)    Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. Subject to any limitations imposed under section 162(m) of the Code, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.

(e)    Restricted Stock Agreements.    At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the restriction set forth in the first sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan, provided that, except as otherwise provided in the Plan or the applicable Restricted Stock Agreement, any such amendment shall not materially reduce the rights of a Participant without the consent of such Participant.

IX.    PERFORMANCE AWARDS

(a)    Performance Period. If the Committee grants one or more Performance Awards to a Participant, the Committee shall establish, with respect to and at the time each such Performance Award is granted, the number of shares of Common Stock subject to, or the maximum value of, such Performance Award and the performance period over which the performance applicable to such Performance Award shall be measured.

(b)    Performance Measures. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof under a Performance Measure during the performance period. From and after the date upon which the Company becomes a “publicly held corporation” (as defined in section 162(m) of the Code and applicable interpretative authority thereunder), with respect to Performance Awards that are intended to constitute “performance-based” compensation under section 162(m) of the Code, the Committee shall establish the initial Performance Measures applicable to such performance within any time period required under section 162(m) of the Code and applicable interpretative authority thereunder. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of Performance Measures.

(c)    Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period.

(d)    Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Performance Award covering shares of Common Stock until payment has been determined by the Committee and such shares have been delivered to the Participant.

(e)    Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period through the payment date, except as may be determined by the Committee.

(f)    Performance Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate, including, in the discretion of the Committee, the payment of Dividend Equivalents on any shares of Common Stock at the time of payment of the Performance Award (or at such other time designated by the Committee) for the period beginning on the date of grant and ending on the date of payment of the Performance Award (or for such other period designated by the Committee). The terms and provisions of the respective Performance Award Agreements need not be identical.

X.    RESTRICTED STOCK UNIT AWARDS

(a)    Restricted Stock Unit Awards. Restricted Stock Unit Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives that are based on one or more Performance Measures. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Restricted Stock Unit Award.

(b)    Award Period. The Committee shall establish, with respect to and at the time of each Restricted Stock Unit Award, a period over which the Award shall vest with respect to the Participant.

(c)    Awards Criteria. In determining the value of Restricted Stock Unit Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d)    Payment. Following the end of the vesting period for a Restricted Stock Unit Award (or at such other time as the applicable Restricted Stock Unit Award Agreement may provide), the holder of a Restricted Stock Unit Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Restricted Stock Unit Award, based on the then vested value of the Award. Payment of a Restricted Stock Unit Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Restricted Stock Unit Award Agreement. Dividend Equivalents may be paid during or after the vesting period with respect to a Restricted Stock Unit Award, as determined by the Committee. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Restricted Stock Unit Award until the shares of Common Stock, if any, have been delivered to the Participant.

(e)    Termination of Award. A Restricted Stock Unit Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(f)    Restricted Stock Unit Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Restricted Stock Unit Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Unit Award Agreements need not be identical.

XI.    BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.

XII.    DIVIDEND EQUIVALENTS

Dividend Equivalents granted to a Participant shall entitle the Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Common Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Bonus Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Common Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

XIII.    OTHER STOCK-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of, or the performance of, specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Common Stock delivered pursuant to an Other Stock-Based Award in the nature of a purchase right granted under this Paragraph XIII shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Common Stock, other Awards, or other property, as the Committee shall determine.

XIV.    CASH AWARDS

The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Participants in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

XV.    SUBSTITUTE AWARDS

Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of a person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Notwithstanding anything contained herein to the contrary, such Substitute Awards referred to in the immediately preceding sentence that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of the substitution if such substitution complies with section 409A of the Code and other applicable laws and exchange rules.

XVI.    RECAPITALIZATION OR REORGANIZATION

(a)    No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger, consolidation or other business combination of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

(b)    Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share, if any, shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share, if any, shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c)    Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure or another change or event occurs that constitutes an Equity Restructuring Event (a “recapitalization”), the number and class of shares of Common Stock or other property covered by each outstanding Award theretofore granted and the purchase price of Common Stock or other consideration subject to such Award shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges or agrees to sell, lease, or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), then (x) no sooner than effective as of the consummation by the Company of such merger, consolidation, combination, reorganization, sale, lease, or exchange of assets or dissolution and liquidation or such election of directors or (y) no later than 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant: (1) accelerate the time at which Awards then outstanding vest or become exercisable so that such Awards may be settled or may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such unexercised Awards and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Awards held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including, without limitation, adjusting such an Award to provide that the number and class of shares of Common Stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

(d)    Change of Control Value. For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in the following clause (i), (ii) or (iii), whichever is applicable: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, or other business combination, reorganization, sale of assets or dissolution and liquidation transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares to which such Awards relate, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e)    Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XVI, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award in an equitable and appropriate manner so as to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XVI, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f)    Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any stockholder action required by applicable law or regulation or the Company’s certificate of incorporation or bylaws.

(g)    No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable. Notwithstanding the foregoing, nothing in the Plan shall be construed as providing any Participant or any beneficiary with any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting the Committee’s actions that may be taken with respect to an Award as set forth in the Plan.

XVII.    AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would materially impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the aggregate maximum number of shares that may be issued under the Plan, increase the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(g).

XVIII.    MISCELLANEOUS

(a)    No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award, or any other rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)    No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any person any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board or the board of directors (or analogous governing body) of any Affiliate of the Company, or shall confer on any officer any right with respect to continuation in office.

(c)    Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid unless otherwise determined by the Committee. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Common Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Common Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Common Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more non-employee Directors (within the meaning of Rule 16b-3) or the full Board. If such tax obligations are satisfied through net settlement or previously owned shares, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(d)    No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e)    Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

(f)    Stockholders Agreement. Shares of Common Stock subject to, or acquired pursuant to, an Award shall be subject to the terms of the Stockholders Agreement. As a condition to participation in the Plan, each Participant agrees that the Participant and the Participant’s spouse, if any, will, upon request of the Company, execute and deliver to the Company such documents and instruments as the Company, in its discretion, may require to evidence such persons’ agreement to be bound by the terms of the Stockholders Agreement.

(g)    Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(h)    Delayed Payment Restriction. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, if any payment or benefit provided for under an Award would be subject to additional taxes and interest under section 409A of the Code if the Participant’s receipt of such payment or benefit is not delayed in accordance with the requirements of section 409A(a)(2)(B)(i) of the Code, then such payment or benefit shall not be provided to the Participant (or the Participant’s estate, if applicable) until the earlier of (i) the date of the Participant’s death or (ii) the date that is six months after the date of the Participant’s separation from service with the Company. Notwithstanding any provision herein to the contrary, none of the Board, the Committee, the Company or any Affiliate makes any representations that any Awards (or payments with respect to any Awards) are exempt from or compliant with section 409A of the Code and in no event shall the Board, the Committee, the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with section 409A of the Code.

(i)    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.